CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and the reference to our firm in the Statement of Additional Information, including references under the captions “Independent Registered Public Accounting Firm” and “Financial Statements” and to the incorporation by reference of our report dated August 21, 2020 on the financial statements and financial highlights of Touchstone Strategic Trust (comprising, respectively, Touchstone Balanced Fund, Touchstone International Equity Fund, Touchstone International Growth Opportunities Fund, Touchstone International Small Cap Fund, Touchstone Large Cap Focused Fund, Touchstone Large Cap Fund, Touchstone Large Company Growth Fund, Touchstone Ohio Tax-Free Bond Fund, Touchstone Small Company Fund, and Touchstone Value Fund), included in the Annual Report to Shareholders for the fiscal year ended June 30, 2020, in Post-Effective Amendment Number 216 to the Registration Statement under the Securities Act of 1933 (Form N-1A, No. 002-80859), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio
October 27, 2020